UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 10, 2016, ZAIS Group Holdings, Inc. (the “Company”) issued an earnings release (the “Earnings Release”) announcing its financial results for the quarter and year ended December 31, 2015. A copy of the Earnings Release is attached as Exhibit 99.1 hereto and incorporated herein by reference. Additionally, on March 10, 2016, the Company made available on its website, www.ZAISGroupHoldings.com, supplemental investor information relating to the Company’s assets under management.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company is conducting a strategic review of its business and fund activities with a view towards improving profitability through organic growth, reduction in expenses, acquisitions, dispositions of assets or the sale or termination of product lines, including the Company’s residential whole loan activities, which are currently incurring losses or not otherwise meeting expectations for contributing to the Company’s earnings. To date, the Company has concluded that a planned expansion in the Company’s capabilities in the residential whole loan market will no longer be a part of the Company’s future strategy, and the Company will be exiting those activities in an orderly fashion. In connection with this decision and to reduce expenses related to other infrastructure staffing, on March 8, 2016, the Company commenced a reduction in force which will result in a decrease of 22 employees of ZAIS Group, LLC. This includes six employees that will be departing over the next two months. The Company expects total severance charges in the amount of $628,000 during the six months ended June 30, 2016.

The information pertaining to Item 2.02 in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Release, dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

	By:	/s/ Donna Blank
Donna Blank
Chief Financial Officer
Date: March 10, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Release, dated March 10, 2016